Exhibit 12.2

Certification by the Principal Financial Officer Pursuant to

Section 302 of the Sarbanes-Oxley Act of 2002

I, Frank Zhigang Zhao, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 20-F of Mercurity Fintech Holding Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 18, 2020

By:	/s/ Frank Zhigang Zhao
Name: Frank Zhigang Zhao Title: Chief Financial Officer (Principal Financial Officer)